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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-31156) and related Prospectus of Young Broadcasting Inc. for the registration of 3,888,788 shares of its Class A common stock and to the use of our report dated February 7, 2000 with respect to the consolidated financial statements of Young Broadcasting Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and to the use of our report dated February 4, 2000 with respect to the combined financial statements of KRON-TV, a Division of The Chronicle Publishing Company and BayTV Joint Venture as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in the Proxy Statement of Young Broadcasting Inc. that is made a part of the Registration Statement.

                                          /s/ Ernst & Young LLP

New York, New York

March 22, 2000